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                                                                    EXHIBIT 10.5

                               ALLAIRE CORPORATION

                            1998 STOCK INCENTIVE PLAN
                        INCENTIVE STOCK OPTION AGREEMENT

     This is an INCENTIVE STOCK OPTION AGREEMENT between Allaire Corporation, a Delaware corporation (the "Company"), and the optionee (the "Optionee") identified on the Notice of Grant of Stock Options to which this Agreement is attached and which is incorporated into this Agreement by reference (the "Notice").

     WHEREAS, the Company desires to carry out the purposes of the Allaire Corporation 1998 Stock Incentive Plan (the "Plan") by affording the Optionee an opportunity to purchase shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), according to the terms set forth herein.

     NOW THEREFORE, the parties hereto hereby agree as follows:

          1. GRANT OF OPTION. Subject to the terms of the Plan, the Company hereby grants to the Optionee the right and option (the "Option") to purchase the number of shares of the Company's Common Stock specified in the Notice (the "Shares") on the terms and conditions hereinafter set forth. Such Option is intended by the Company and the Optionee to be an Incentive Stock Option as defined in the Plan.

          2. PURCHASE PRICE. The purchase price of each of the Shares subject to the Option shall be the exercise price per share specified in the Notice, which price has been specified in accordance with Section 5(a) of the Plan.

          3.   OPTION PERIOD.

               (a) Subject to the provisions of Sections 5 and 6 of this Agreement, the Option shall become exercisable as to the number of Shares and on the dates specified in the exercise schedule in the Notice. The exercise schedule shall be cumulative; thus, to the extent the Option has not already been exercised and has not expired, terminated or been canceled, the Optionee may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.

               (b) The Option and all rights to purchase Shares thereunder shall cease on the earliest of:

                    (i) the expiration date specified in the Notice (which date shall not be more than ten years after the date of this Agreement);

                    (ii) termination of the Optionee's employment for Cause (as defined in the Plan);

                    (iii) the expiration of the period after the termination of the Optionee's employment, other than a termination for Cause, within which the Option is exercisable as specified in Section 5(a) or 5(b) of this Agreement, whichever is applicable; or

                    (iv) the date, if any, fixed for cancellation pursuant to
                    Section 6(b)(iii) of this Agreement.

Notwithstanding any other provision in this Agreement, in no event may anyone exercise the Option, in whole or in part, after its original expiration date.

          4.   MANNER OF EXERCISING OPTION.


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               (a)  The Option may be exercised in whole or in part, by
     delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                    (i) in cash, by certified or bank check or other instrument acceptable to the committee under the Plan (the "Committee"); or

                    (ii) in the form of shares of the Company's Common Stock that are not then subject to restrictions, if permitted by the Committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value (as defined in the Plan) on the exercise date; or

                    (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

                    (iv) by any other means, (including, without limitation, by delivery of a promissory note of the Optionee, payable on such terms as specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

               (b) The delivery of certificates representing shares of the Company's Common Stock to be purchased pursuant to the exercise of the Option will be contingent upon receipt by the Company of the full purchase price for such shares from the Optionee or the Optionee's legal representative, heirs or legatees and the fulfillment of any other requirements contained in the Plan or imposed by applicable law.

          5.   EXERCISABILITY OF OPTION AFTER TERMINATION OF EMPLOYMENT.

               (a) During the lifetime of the Optionee, the Option may be exercised only while the Optionee is employed by the Company or a parent or subsidiary thereof, and only if the Optionee has been continuously so employed since the date of this Agreement, except that:

                    (i) the Option shall continue to be exercisable for three months after termination of the Optionee's employment, unless the Optionee's employment was terminated for Cause, but only to the extent that the Option was exercisable immediately prior to the Optionee's termination of employment;

                    (ii) in the event the Optionee's employment terminates due to Disability, the Optionee or his or her legal representative may exercise the Option within one year after the termination of the Optionee's employment;

                    (iii) in the event the Optionee's employment terminates due to Normal Retirement, the Option shall continue to be exercisable for three months after the date of such Normal Retirement; and

                    (iv) if the Optionee's employment terminates after the Committee notifies the Optionee pursuant to Section 6(b)(iii) of this Agreement that the Option shall be canceled, the Optionee may exercise the Option at any time permitted by Section 6(b)(iii).


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               (b)  In the event of the Optionee's death prior to expiration of the Option, the legal representative, heirs or legatees of the Optionee's estate or the personal who acquired the right to exercise the Option by bequest or inheritance may exercise the Option within five years after the death of the Optionee.

               (c) Neither the transfer of the Optionee between any combination of the Company, its parent and any subsidiary of the Company, nor a leave of absence granted to the Optionee and approved by the Committee, shall be deemed a termination of employment. The terms "parent" and "subsidiary" as used herein shall have the meaning ascribed to "parent corporation" and "subsidiary corporation," respectively in Sections 424(e) and (f) (or successor provisions) of the Internal Revenue Code of 1986, as amended.

6.   ACCELERATION OF OPTION.

               (a)  DEATH, DISABILITY OR RETIREMENT. If any of Sections
     (5)(a)(ii), 5(a)(iii) or 5(b) of this Agreement is applicable, the Option, whether or not previously exercisable, shall become immediately exercisable in full if the Optionee shall have been employed continuously by the Company or a parent or subsidiary thereof between the date the Option was granted and the date of such Disability or Normal Retirement or, in the event of death, a date not more than three months prior to such death.

               (b) CHANGE OF CONTROL. In the event of a Change of Control (as defined in the Plan):

                    (i) SUBSTITUTE OPTIONS. Subject to the provisions of clause
                    (iii) below, after the effective date of such Change of Control, the Optionee shall be entitled, upon exercise of the Option, to receive, in lieu of shares of the Company's Common Stock (or consideration based upon the Fair Market Value of the Company's Common Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of the Company's Common Stock received in connection with the Change of Control.

                    (ii) PARTIAL ACCELERATION. Notwithstanding any other provision of this Section 6, fifty-percent (50%) of the Shares which are not then exercisable shall become exercisable upon the occurrence of a Change of Control if the Optionee is an employee of the Company immediately before the occurrence of the Change of Control and (A) the Optionee's employment with the Company is terminated by the Company (including any successor or parent resulting from the Change in Control) without Cause within six (6) months after the Change in Control, or (2) the Company (or successor) does not offer the Optionee a Comparable Position upon the Change in Control, or (3), if the Optionee is offered and accepts a Comparable Position, the Optionee is involuntarily removed from such position within six (6) months after the Change in Control. For the purpose of this
                    Section 6(b), the term "Comparable Position" shall mean a position of employment with the Company or its successor following a Change of Control (or if the Company or its successor has a Parent following a Change of Control, its Parent) (X) with substantially the same or superior title, responsibilities, base salary, opportunity for incentive compensation, and eligibility for stock options or other equity incentives as the Optionee had prior to the Change of Control, and (Y) at a location within 50 miles of the Optionee's location prior to the Change of Control, without the Optionee's express prior written consent.

                    (iii) ACCELERATION OF VESTING AND NOTICE OF CANCELLATION. The Committee may cancel the Option as of the effective date of any such Change of Control provided that (x) all Shares that have not yet become exercisable shall become exercisable in full immediately prior to such Change of Control, (y) notice of such cancellation shall be given to the Optionee and


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                    (z) the Optionee shall have the right to exercise the
                    Option, including exercising Shares that became exercisable pursuant to the acceleration provisions of clause (x) above.

               (c) EARLY EXERCISE FOR RESTRICTED SHARES. The Optionee may exercise the Option in accordance with this Section 6(c) for shares of the Company's Common Stock prior to the date or dates upon which such shares become exercisable under Section 3(a), and the exercise schedule in the Notice shall be deemed to have been accelerated for such purpose, provided, however, that in no event shall the Optionee be permitted pursuant to this
     Section 6(c) to exercise in any calendar year more than the $100,000 Limitation Amount. For these purposes, the "$100,000 Limitation Amount" shall mean the number of shares of the Company's Common Stock equal to (i) $100,000 less the Prior Grant Amount divided by (ii) the exercise price per share specified in the Notice; and the "Prior Grant Amount" shall mean the number of shares of the Company's Common Stock becoming exercisable in such calendar year pursuant to incentive stock options granted to the Holder by the Company (or a company acquired by the Company) prior to the date this Option was granted multiplied by the exercise price of such options. The shares issued upon such early exercise shall be subject to the restrictions set forth in this subsection, and are referred to in this subsection as the "Restricted Shares."
                    (i) REVERSE VESTING. Restricted Shares purchased under this
                    Section 6(c) prior to the Option becoming exercisable shall "vest" according to the same schedule (i.e., on the same dates and in the same amounts) as such shares would have become purchasable upon exercise of the Option had the exercise schedule not been accelerated in accordance with this Section 6(c). In addition, Restricted Shares shall be subject to accelerated "vesting" as set forth in Section 6(a), Section 6(b)(ii) and Section 6(b)(iii) if applicable, to the same extent as the exercisability of such shares would have been accelerated had the exercise schedule not been previously accelerated in accordance with this Section 6(c). Restricted Shares that are not vested shall be subject to repurchase by the Company under Sections 6(c)(ii) and 6(c)(iii) below. As Restricted Shares become vested they shall no longer be subject to repurchase by the Company.

                    (ii) COMPANY REPURCHASE RIGHTS. In the event of termination of the Optionee's employment by the Company for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the option to purchase all or any part of the Restricted Shares that were not vested prior to termination of the Optionee's employment (after taking into effect any accelerated vesting pursuant to Section 6(a), Section 6(b)(ii) and Section 6(b)(iii)) at a per share price equal to the purchase paid by the Optionee upon exercise of the Option (subject to equitable adjustment for any stock split, stock dividend or combination of the Restricted Shares).

                    (iii) TERMS OF COMPANY PURCHASE. If the Company intends to repurchase the Restricted Shares subject to repurchase, then it shall, within sixty (60) days after termination of the Optionee's employment, mail written notice of its intent to repurchase the Restricted Shares and the number of Restricted Shares to be repurchased to the Optionee's last known address appearing in the personnel records of the Company. If the Company has not mailed notice within that period, the Restricted Shares will no longer be subject to repurchase by the Company. Upon receipt from the Optionee of the certificate for the Restricted Shares, duly endorsed in blank or accompanied by a duly endorsed blank stock power suitable for transferring the Shares to the Company, the Company shall send to the Optionee (or his or her heir legatee, representative or guardian) the purchase price for the Restricted Shares and a certificate for the shares which are not subject to repurchase or are not being repurchased by the Company. The purchase price for the Restricted Shares being repurchased may be payable by check, by cancellation of all or a portion of any outstanding indebtedness of the Optionee to the Company, or both. If the Company has not received the certificate for the Restricted Shares by the time the Company is prepared to pay the purchased price for such shares, then the Company, at its option, may coincident with the payment of the purchase price and/or cancellation of debt, make appropriate entries in the


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                    records of the Company to effect the transfer of the
                    Restricted Shares to the Company free and clear of any liens or encumbrances.
                    (iv) OPTIONEE REPRESENTATIONS. By exercising the shares under this subsection 6(c), the Optionee represents that (i) he or she is acquiring the Restricted Shares for investment and not with a view to, or for resale in connection with, any distribution thereof; (ii) the Restricted Shares are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that there is no assurance that such Rule will apply to future resales of the Restricted Shares; (iii) he or she will make no sale or other distribution that would cause the Optionee to be deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act; and (iv) he or she will make no sale, pledge, transfer or other disposition of the Restricted Shares received except in accordance with this Agreement unless a registration statement with respect to the Restricted Shares is then in effect under applicable federal and state securities laws or unless he or she obtains an opinion of counsel satisfactory to the Company that such disposition may be effected without violation of applicable federal or state securities laws.

                    (v) CERTIFICATES; LEGENDS. The certificates representing the Restricted Shares will bear restrictive legends noting the restrictions identified in the preceding clause, the Company's repurchase rights and the restrictions on transfer set forth in Section 7 of this Agreement.

               7. LIMITATION ON TRANSFER. During the lifetime of the Optionee, only the Optionee or his or her guardian or legal representative or transferee of a transfer permitted by this Section may exercise the Option. The Optionee shall not assign or transfer the Option or Restricted Shares issued upon early exercise of the Option, except that the Optionee may transfer the Option by will or the laws of descent and distribution. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the Option or any Restricted Shares contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option or any Restricted Shares, shall be null and void.

               8. SHAREHOLDER RIGHTS BEFORE EXERCISE. The Optionee shall have none of the rights of a shareholder of the Company with respect to any Share subject to the Option until the Share is actually issued to him or her upon exercise of the Option.

               9. ADJUSTMENTS. The Committee may in its sole discretion make appropriate adjustments in the number of Shares subject to the Option and in the purchase price per Share to give effect to any adjustments made in the number of outstanding Shares of the Company through a merger or consolidation (that is not a Change in Control) or a recapitalization, stock dividend, stock split or other relevant change, provided that fractional Shares shall be rounded to the nearest whole share.

               10. DISQUALIFYING DISPOSITIONS. The Optionee agrees to notify the Company in writing immediately after making a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of this Option. A "Disqualifying Disposition" shall have the meaning specified in
     Section 421(b) of the Internal Revenue Code of 1986, as amended, or any successor provision. The Optionee also agrees to provide the Company with any information that the Company shall request concerning any such Disqualifying Disposition. The Optionee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Option if he or she makes a Disqualifying Disposition of shares received upon exercise of this Option.

               11. TAX WITHHOLDING. The Optionee agrees that if the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition of shares of Common Stock received upon exercise of this Option, then the Company may withhold from the Optionee's wages the appropriate amount of federal, state or local withholding taxes attributable to such Disqualifying Disposition. If any portion of this Option is treated as a Nonqualified Option (as defined in the Plan), the Optionee hereby agrees that the Company may withhold from the Optionee's wages the appropriate amount of federal, state and local withholding taxes attributable to the Optionee's exercise of such Nonqualified Option. The Optionee further agrees that, at the time he or she exercises the Option, if the Company or a parent or subsidiary thereof is required to withhold such taxes, he or she


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     will promptly pay in cash upon demand to the Company, or the parent or subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation; provided, however, that in lieu of all or any part of such a cash payment, the Board may, but shall not be required to, permit the Optionee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Optionee's full FICA and federal, state and local income taxes with respect to income arising from the exercise of the Option, through a reduction of the number of Shares delivered to the Optionee.

               12. LOCK UP AGREEMENT. Optionee agrees that, upon the request of the Company or the managing underwriter(s) in connection with a registration of shares of the Company's Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") for a period of time (not to exceed 180 days) from the effective date of the Company's registration under Section 12 of the Exchange Act, Optionee (or any transferee permitted under this Agreement) shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company's Common Stock owned or controlled by it; provided, however, that, at the time of the request, the Optionee is an officer or a member of the board of directors of the Company or the Optionee holds (assuming exercise of all options and warrants, and the conversion of all convertible securities held by the Optionee, to the extent then exercisable or convertible) an aggregate number of shares of the Company's Common Stock (or equivalent) equal to at least one percent (1%) of the total number of shares of the Company's Common Stock then issued and outstanding.

               13. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. In the event that there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

               14. DISCONTINUANCE OF EMPLOYMENT. This Agreement shall not give the Optionee a right to continued employment with the Company or any parent or subsidiary thereof, and the Company or any such parent or subsidiary thereof employing the Optionee may terminate his or her employment and otherwise deal with the Optionee without regard to the effect it may have upon him or her under this Agreement.

               15. GENERAL. The Company shall at all times during the term of this Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement. This Agreement shall be binding in all respects on the Optionee's heirs, representatives, successors and assigns. This Agreement is entered into under the laws of the State of Delaware, without regard to its principles of conflict of laws, and shall be construed and interpreted thereunder.


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